UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2026

CBL & ASSOCIATES PROPERTIES, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-12494	62-1545718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2030 Hamilton Place Blvd., Suite 500
Chattanooga, Tennessee		37421-6000
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 423 855-0001

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CBL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 below relating to the $425 million non-recourse loan is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 13, 2026, CBL & Associates Limited Partnership (the "Operating Partnership"), the majority owned subsidiary of CBL & Associates Properties, Inc. (the "REIT") (the REIT and the Operating Partnership are collectively referred to as the “Company”), as limited guarantor and certain of its subsidiaries, as borrowers, entered into a $425 million non-recourse loan secured by a pool of primarily mall properties with Goldman Sachs Bank USA. Proceeds from the $425 million non-recourse loan were used to retire a portion of the Company’s existing $634 million secured term loan.

The $425 million non-recourse loan has a five-year term, maturing in April 2031, and a fixed interest rate of 7.40%. The loan is secured by a pool of primarily mall properties that previously served as collateral for the secured term loan, which includes Cherryvale Mall (Rockford, IL), Frontier Mall (Cheyenne, WY), Hanes Mall (Winston-Salem, NC), Kirkwood Mall (Bismarck, ND), Mall Del Norte (Laredo, TX), Post Oak Mall (College Station, TX), Richland Mall (Waco, TX), Sunrise Mall (Brownsville, TX), Turtle Creek Mall (Hattiesburg, MS), Valley View Mall (Roanoke, VA), West Towne Mall (Madison, WI), Westmoreland Mall and Westmoreland Crossing (Greensburg, PA).

The loan agreement includes a financial covenant requiring the borrowers to maintain a minimum debt yield (as defined in the agreement), as well as other customary financial and operating covenants and events of default.

The loan may be prepaid in full without penalty during the twelve months prior to the maturity date upon 30 days’ notice. Payment under the loan agreement can be accelerated if the subsidiary borrowers or the Operating Partnership are subject to bankruptcy proceedings or upon the occurrence of certain other customary events.

Goldman Sachs Bank USA has in the past provided, are currently providing, and in the future may continue to provide investment banking, commercial banking and other financial services to the Company and its subsidiaries in the ordinary course of business for which they have received and will receive customary compensation.

The foregoing description of the $425 million non-recourse loan is not complete and is qualified by reference to the complete document, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference. Capitalized terms used in the foregoing description of the $425 million non-recourse loan and not otherwise defined have the meanings given them in the loan agreement.

Item 8.01 Other Events.

On March 13, 2026, the Company announced the refinancing of the Company's existing $634 million term loan through two complementary transactions.

Item 9.01 Financial Statements and Exhibits.

d)
Exhibits

Exhibit Number	Description
10.1	Loan Agreement, dated March 13, 2026, between the Company, as a borrower and a guarantor, Goldman Sachs Bank USA, as a lender, related to the $425 million non-recourse loan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBL & Associates Properties, Inc.

Date:	March 19, 2026	By:	/s/ Benjamin W. Jaenicke
Benjamin W. Jaenicke Executive Vice President - Chief Financial Officer and Treasurer